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                                 EXHIBIT 10(g)

                    EXECUTIVE SUPPLEMENTAL BENEFIT AGREEMENT

                               THOMAS P. PERCIAK


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                    EXECUTIVE SUPPLEMENTAL BENEFIT AGREEMENT

         This AGREEMENT made and entered into effective July l5, l997 by and between The Strongsville Savings Bank (the "Bank"), a corporation organized and existing under the laws of the State of Ohio, with its principal office at l4092 Pearl Road, Strongsville, Ohio, and Thomas P. Perciak (the "Executive").

         WHEREAS, the Executive is and has been an employee of the Bank and currently is serving as the Bank's President;

         WHEREAS, the Bank wishes to recognize that Executive has rendered valuable services to the Bank and has made substantial contributions to the success and growth of the Bank;

         WHEREAS, the Bank wishes to have the benefit of Executive's continued services and to provide an incentive to Executive to continue to provide such services and contribute to the Bank's future success and growth;

         WHEREAS, the Executive is willing to continue in the employ of the Bank and to continue to perform such duties as assigned by the Board of Directors of the Bank, if the Bank provides the benefits specified in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises of the parties and the mutual benefits to be gained by the performance thereof, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION L.     DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings indicated:

         (a) "Bank" shall mean, in addition to The Strongsville Savings Bank, any parent or subsidiary of The Strongsville Savings Bank.

         (b) "Retirement Date" shall mean the first day of any calendar month following the Executive's 65th birthday on which the Executive elects to retire, or such earlier date as the Board of Directors of the Bank, by resolution, may agree to grant Executive early retirement.

         (c) "Account Balance" shall mean all amounts provided for in this Agreement, including the Bank's initial contribution as defined in Section 8
(a), and any earnings or appreciation thereon. The Account Balance shall be maintained and invested by the Bank on behalf of the Executive. Although the
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Account Balance shall remain an asset of the Bank until it is distributed, the
Account Balance shall be segregated from the Bank's other assets.

SECTION 2.     SUPPLEMENTAL RETIREMENT BENEFITS.

         (a) Provided that Executive has remained continuously in the employ of the Bank (except for normal vacation time and such other leaves of absence as may be approved by the Board of Directors of the Bank), the Executive shall vest in the Account Balance provided for in this Agreement each year on a pro rata basis beginning with the one year anniversary date of the effective date of this Agreement and continuing with each succeeding annual anniversary date thereafter until the Executive's attainment of age sixty-five (65). Upon the Executive's attainment of age sixty-five (65), the Executive shall be fully vested in the Account Balance. In the event that the Executive dies or becomes permanently disabled while in the employ of the Bank and prior to age sixty-five (65), the Account Balance will fully vest upon the death or permanent disability.

         (b) As of the first day of the calendar month following the Executive's Retirement Date and on each annual anniversary date thereafter, the Executive's vested Account Balance shall be distributed to the Executive in annual installments on a pro rata basis each year for a period of twenty (20) years.

         (c) The Executive may petition the Compensation Committee of the Board of Directors of the Bank, to have the entire vested Account Balance paid in a single lump sum rather than in annual installments as provided in Paragraph (b) of this Section.

SECTION 3.     EARLY RETIREMENT

         In the event the Executive wishes to retire prior to attaining age sixty-five (65), the Board of Directors of the Bank may agree, by resolution, to fully vest the Executive in the entire Account Balance. The Board of Directors of the Bank may also agree, by resolution and with the approval of the Executive, to begin payment of the Executive's Account Balance prior to the Executive's attainment of age sixty-five (65). However, in no event may the amounts paid to the Executive be less than his entire vested Account Balance and the distributions of such must begin no later than the first day of the calendar month following the Executive's attainment of age sixty-five (65).

SECTION 4.     DISABILITY

         (a) For purposes of this Agreement, total disability means the Executive's inability to engage in his occupation as a result of a bodily injury or sickness. If this disability lasts for twenty-four (24) consecutive months, then for the rest of the period of such disability, total disability means his inability to engage in any gainful occupation for which he is fitted due to your education, training and experience. Any one of the following events also constitutes total disability: the total and irrecoverable loss of speech or hearing; the loss of sight of both eyes; the severance of both hands at or above the wrist; the severance of both feet at or above the ankles; or the severance of one entire hand and one entire foot.
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         (b)  If any dispute arises as to whether the Executive is or was physically or mentally unable to perform his duties pursuant to this Agreement, or whether his disability has ceased and he is able to resume his duties, the parties shall submit such questions to a licensed physician agreed upon by the parties, or, if the parties are unable to agree, to a licensed physician appointed by the President of the Academy of Medicine of Cleveland, Cleveland, Ohio, at the request of either party. The Executive shall submit to such examinations and provide information as such physician may request and the determination of such physical as to Executive's physical or mental condition shall be binding and conclusive on the parties. The Bank agrees to pay the cost of any such physician and examinations.

SECTION 5.     DEATH BENEFITS.

         (a) In the event that Executive dies while in the employ of the Bank and prior to the Retirement Date, Executive's designated beneficiary shall succeed to the rights of Executive to receive the distributions from the Account Balance under Section 2(b) hereof, and the date of Executive's death shall be deemed to be the Retirement Date hereunder. It is hereby expressly acknowledged that the Executive's designated beneficiary shall also have the right under Section 2(c) hereof to petition the Compensation Committee of the Board of Directors to have the Account Balance paid as a lump sum. If no beneficiary has been designated by Executive, such amounts shall be paid to Executive's estate in annual installments, it being expressly acknowledged that Executive's estate has the right to petition that the Account Balance be distributed in a lump sum as provided in Section 2(c) hereof.

         (b) In the event that the Executive dies while receiving distributions from the Account Balance during retirement, the Executive's designated beneficiary shall succeed to the rights of the Executive to receive the distributions under Section 2(b) or Section 2(c) hereof. If no beneficiary has been designated by the Executive, such amounts shall be paid to the Executive's estate in annual installments, it being expressly acknowledged that the Executive's estate has the right to petition that the Account Balance be distributed in a lump sum as provided in Section 2(c) hereof.

SECTION 6.     CHANGE IN CONTROL OF THE BANK.

         (a) This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the Bank and Executive. In the event of a change in control of the Bank, the entire Account Balance provided for hereof shall become vested and be immediately paid in full to the Executive.

         (b)  For purposes of this Agreement, a change in control shall mean:

              (i) The acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the voting securities of Emerald Financial Corp. ("Corporation"), or the acquisition by a person of the power to direct the Corporation's management or policies, if the Board of Directors or the Office of Thrift Supervision or successor regulatory agency has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes





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              of the Savings and Loan Holding Company Act or the Change in Bank
              Control Act and the regulations thereunder;

              (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds (2/3) of the directors then in office who were directors in office at the beginning of the period:

              (iii) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation: or

              (iv) the Corporation shall have sold substantially all of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

SECTION 7.    TERMINATION FOR CAUSE OR AS A RESULT OF CERTAIN REGULATORY
              ACTIONS.

         (a) In the event of the termination of Executive for Cause, the Bank shall have no further obligations under this Agreement other than payment to the Executive at the Retirement Date of any vested portion of the Account Balance.

         (b) For purposes of the Agreement, Cause shall be defined as termination as a result of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

         (c) If any of the events specified in Section 563.39(b)(2) through (5) of the OTS regulations (or any successor provision thereto) shall occur, Executive's rights under this Agreement shall be determined in accordance with the provisions of such Sections.

SECTION 8.     FUNDING OF BENEFITS.

         (a) An initial amount of $645,000.00 shall represent the Bank's initial contribution under this Agreement. Although this amount will remain as an asset of the Bank, it shall be segregated from the Bank's other assets and maintained in an account on behalf of the Executive. The entire Account

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Balance shall be invested and the earnings and appreciation thereon shall accrue to the Executive's Account Balance.

         (b) The Executive shall be credited with the earnings on the Account Balance as of the end of each year. In the event that the Executive's Account Balance is distributed other than at the end of any year, the account shall be credited with earnings thereon from the end of the immediately preceding year to the date of the distribution. No earnings shall be credited to the Executive after the date of the distribution of his balance. Earnings to be credited for any period shall be at a rate equal to the time weighted return earned during the corresponding year on the Account Balance held on behalf of the Executive.

         (c) The right of the Executive or any successor or assign of the Executive to receive distributions from the Account Balance under this Agreement shall be no greater than the rights of an unsecured creditor of the Bank.

SECTION 9.     NOTICES.

         All notices or other communications under this Agreement shall be made in writing as follows:

         (a)   If to the Bank:

               Corporate Secretary
               The Strongsville Savings Bank
               l4092 Pearl Road
               Strongsville, Ohio  44l36

         (b)   If to the Executive:

               Mr. Thomas P. Perciak
               17429 Falmouth Drive
               Strongsville, Ohio 44136

SECTION 10.    CLAIMS PROCEDURES.

         Claims under this Agreement shall be made in writing by Executive or his duly authorized representative pursuant to Section 9 hereof. All claims shall be processed within l5 days of receipt by the Bank. If a claim under this Agreement is wholly or partially denied, the Bank shall provide a written notice to the Executive within five (5) business days of such denial, setting forth:

         (a)   The specific reason or reasons for the denial;

         (b) Specific reference to the pertinent provisions of this Agreement upon which the denial is based; and
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         (c)   A description of any additional material or information necessary for Executive to perfect the claim and an explanation of why such material or information is necessary.

         Within 15 days of receipt of such additional material or information or receipt of Executive's request for a review of the denial of his claim, the Bank shall provide Executive with its final determination of his claim.

         In the event that Executive disputes the Bank's final determination of his claim, such dispute shall be subject to final and binding arbitration in the City of Cleveland, County of Cuyahoga, Ohio, pursuant to the rules and procedures of the American Arbitration Association.

SECTION 11.    PAYMENT OF TAXES.

         The Bank shall have the right to deduct from all benefits paid hereunder any Federal, state or local taxes required by law to be withheld with respect to such benefit payments.

SECTION 12.    NO ATTACHMENT.

         Neither this Agreement nor any benefit payable under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be void and of no effect.

SECTION 13.    ENTIRE AGREEMENT:  NO EMPLOYMENT AGREEMENT.

         This Agreement contains the entire understanding between the parties hereto with respect to the matters covered herein, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided in this Agreement. This Agreement shall not be construed as an employment contract, nor shall it be construed in any manner so as to restrict the Bank's or the Executive's ability to terminate his/her employment with the Bank.

SECTION 14.    AMENDMENT.

         This Agreement may not be modified or amended by the parties hereto except by an instrument in writing signed by all of the parties.
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SECTION 15.    SEVERABILITY.

         If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

SECTION 16.    HEADINGS.

         The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 17.    GOVERNING LAW.

         This Agreement was made and entered into in the State of Ohio and the laws of said State shall govern the interpretation, construction and legal effect of this Agreement and the rights and liabilities of the parties hereto.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed, sealed and attested on its behalf by its duly authorized officers and the Executive has hereunto set his/her hand as of the day and year first above written.

ATTEST:                                        THE STRONGSVILLE SAVINGS BANK

  \s\ PAULA M. DEWEY                           \s\ JOHN F. ZIEGLER
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                                              BY:    John F. Ziegler
                                                     Executive Vice President

                                                       [Corporate Seal]

WITNESS:

    \s\ PAULA M. DEWEY                          \s\ THOMAS P. PERCIAK
--------------------------                    ----------------------------
                                                    Thomas P. Perciak
                                                    Executive